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WEBTOON Entertainment Inc. Announces Select Fourth Quarter and Full Year
2024 Preliminary Estimated Results and Announces Fourth Quarter and Full Year 2024 Earnings Call & Webcast

LOS ANGELES, February 6, 2025 (GLOBE NEWSWIRE) -- WEBTOON Entertainment Inc. (Nasdaq: WBTN) (“WEBTOON Entertainment,” or “the Company”), a leading global entertainment company and home to some of the world’s largest storytelling platforms, today announced select preliminary, estimated and unaudited results for its fourth quarter and full year 2024 ended December 31, 2024 ahead of parent company, NAVER Corporation’s earnings release today.

Fiscal Year 2024 Select Preliminary Estimated Financial Results:
•Total revenue of approximately $1.347 billion
•Revenue on a constant currency basis of approximately $1.433 billion
•Net income range of approximately $(158) to $(152) million
•Adjusted EBITDA range of approximately $67 to $68 million

Fourth Quarter 2024 Select Preliminary Estimated Financial Results:
•Total revenue of approximately $351 million
•Revenue on a constant currency basis of approximately $367 million
•Net income range of approximately $(107) to $(101) million
•Adjusted EBITDA range of approximately $(4.5) to $(3.5) million
•Cash and cash equivalents of approximately $572 million plus another $26 million of short-term deposits included in Other current assets

Junkoo Kim, Founder and CEO said, “We are pleased to share that we have achieved a full year of growth and profitability in 2024. We increased our revenue by over 12% on a constant currency basis from fiscal year 2023. We delivered our second consecutive year of Adjusted EBITDA profitability, with over $67 million in 2024, which grew over 600% from $8.7 million in 2023. While foreign exchange rates presented a headwind in the fourth quarter, we are pleased to have demonstrated another quarter of approximately 10% revenue growth on a constant currency basis. We believe our fundamentals and strategy remain sound, and look forward to sharing more details on our upcoming earnings call.”

The US dollar appreciated significantly against the Korean Won and the Japanese Yen during the fourth quarter, two currencies that represent almost 90% of WEBTOON Entertainment’s total revenue. At the time of the third quarter 2024 earnings call, WEBTOON Entertainment shared that the US dollar had already strengthened compared to the exchange rates that were used as a basis for the Company’s guidance. The US dollar continued to strengthen after the earnings call. While currency translation was the primary factor that weighed on revenue growth, the Company also experienced some short-term engagement impacts from political turbulence in Korea.

Adjusted EBITDA for the fourth quarter ended December 31, 2024 was primarily impacted by actuarial losses on retiree benefits, a non-cash, non-operating expense based on a third-party evaluation, as well as the effects of currency translation and lower gross profit in Korea due to a shift in revenue mix. Actuarial loss had an approximately $6 million impact to Adjusted EBITDA in the fourth quarter.

Fourth Quarter and Full Year 2024 Earnings Conference Call & Webcast Details

WEBTOON Entertainment plans to report fourth quarter and full year 2024 financial results after market close on February 25, 2025. Following the release, the Company’s management team will host a conference call at 4:30 p.m. ET to review the results.

A live webcast of the conference call will be available online at https://ir.webtoon.com/.
For those unable to listen to the live webcast, an archived version will be available at the same location for up to one year.

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Information Regarding Preliminary Estimated Results

The preliminary estimated results are unaudited, subject to completion of the Company’s regular financial close processes, based on information known by management as of the date of this press release and do not represent a comprehensive statement of our financial results for the quarter ended December 31, 2024 or the year ended December 31, 2024. The preliminary estimated financial information contained in this press release reflects management’s assumptions and estimates based solely upon information available to it as of the date of this press release and is not a comprehensive statement of our financial results for the quarter ended December 31, 2024 or the year ended December 31, 2024. The preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above should not be viewed as a substitute for our full audited financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). As a result, while this information is presented with ranges that management considers to be reasonable, it remains, in all cases, subject to change. It is very difficult to predict the impact of known factors and it is impossible for the Company to anticipate all factors that could affect its actual financial results. Our actual financial results may differ materially from such preliminary estimates due to developments or other information that may arise between now and the time the financial results for the fourth quarter and fiscal year are finalized. Accordingly, you should not place undue reliance upon these preliminary estimates. Estimates of results are inherently uncertain and subject to change, and the Company does not undertake any obligation to update this information. The Company’s independent registered public accounting firm, Samil PricewaterhouseCoopers, has not audited, reviewed, compiled or performed any procedures with respect to any of the preliminary estimated financial information. Accordingly, Samil PricewaterhouseCoopers does not express an opinion or any other form of assurance with respect thereto. The preliminary estimated financial information for the quarter ended December 31, 2024 or the year ended December 31, 2024 is not necessarily indicative of the results to be achieved in any future period.

About WEBTOON Entertainment Inc.

WEBTOON Entertainment is a leading global entertainment company and home to some of the world's largest storytelling platforms. As the global leader and pioneer of the mobile webcomic format, WEBTOON Entertainment has transformed comics and visual storytelling for fans and creators.
With its CANVAS UGC platform empowering anyone to become a creator, and a growing roster of superstar WEBTOON Originals creators and series, WEBTOON Entertainment’s passionate fandoms are the new face of pop culture. WEBTOON adaptations are available on Netflix, Prime Video, Crunchyroll, and other screens around the world, and the Company’s content partners include Discord, HYBE, and DC Comics, among many others.

With approximately 170 million monthly active users, WEBTOON Entertainment’s IP & Creator Ecosystem of aligned brands and platforms include WEBTOON, Wattpad--the world’s leading webnovel platform-- Wattpad WEBTOON Studios, Studio N, Studio LICO, WEBTOON Unscrolled, LINE MANGA, and eBookJapan, among others.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the preliminary estimated financial results on an unaudited basis for the quarter ended December 31, 2024, and involves risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements. Forward-looking statements cover all matters which are not historical facts and include, without limitation, statements regarding or relating to our future financial position, results of operations and growth, plans and objectives for future capabilities, ability to attract users in both our core and underpenetrated geographies, and other statements concerning the success of our business and strategies. Forward-looking statements may be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements speak only as of the date on which they are made. They are not assurances of future performance and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and

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strategies, projections, anticipated events and trends, the economy and other future conditions. Therefore, you should not place undue reliance on any of these forward-looking statements. Although we believe that the forward-looking statements contained in this release are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including but not limited to: weakness in the economy, market trends, uncertainty and other conditions in the markets in which we operate, and other geopolitical or macroeconomic factors beyond our control; inability to attract, empower, properly support or incentivize our creators; inability to retain, attract and engage with our users; inability to anticipate, understand and appropriately respond to market trends and changing user preferences; failure to retain or increase our paying users; failure to effectively operate in highly competitive markets; inability to innovate and expand our Advertising business; inability to continue to diversify our monetization strategy or to increase revenues from IP Adaptations; failure to control our content-related costs; exposure to significant legal proceedings and regulatory investigations which may result in significant expenses, fines and reputational damage; failure to provide a safe online environment for children; exposure to claims that we violated third parties’ intellectual property rights; failure to obtain, maintain, protect or enforce our proprietary and intellectual property rights; rise of conflicts of interests with NAVER Corporation, our majority stockholder; and other risks and uncertainties set forth under the caption “Risk Factors” in our final prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 27, 2024 pursuant to Rule 424(b)(4), in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed by the Company with the SEC on November 12, 2024, and in other filings we make with the SEC in the future.

Additionally, forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations, we undertake no obligations to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures & Definitions

This release contains certain financial information that is not presented in conformity with GAAP. These non-GAAP measures include Adjusted EBITDA and revenue growth on a constant currency basis.

We believe that these non-GAAP measures provide users of the Company’s financial information with additional meaningful information to assist in understanding financial results and assessing the Company’s performance from period to period. Management believes these measures are important indicators of operations because they exclude items that may not be indicative of our core operating results and provide a better baseline for analyzing trends in our underlying businesses, and they are consistent with how business performance is planned, reported and assessed internally by management and the board of directors of the Company. Our non-GAAP financial measures should not be considered in isolation, or as substitutes for, financial information prepared in accordance with GAAP. Non-GAAP measures have limitations as they do not reflect all the amounts associated with our results of operations as determined in accordance with GAAP, and should only be used to evaluate our results of operations in conjunction with the corresponding or the most directly comparable GAAP measures. We strongly encourage investors and shareholders to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

A reconciliation is provided at the end of this release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. We encourage investors and shareholders to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA: We define Adjusted EBITDA as net income (loss), adjusted to remove the impact of interest income, interest expense, income tax expense (benefit) and depreciation and amortization, with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation and certain other non-recurring costs.

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Revenue on a Constant Currency Basis: We define revenue on a constant currency basis as revenue adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue on a constant currency basis in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period.

Revenue Growth on a Constant Currency Basis: We define revenue growth on a constant currency basis as period-over-period growth rates of revenue, adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue growth (as a percentage) on a constant currency basis by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period average currency exchange rates.

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Reconciliation of Estimated GAAP Measures to Estimated Non-GAAP Measures
(In millions) (Preliminary and Unaudited)
The following table presents a reconciliation of revenue to revenue on a constant currency basis for each of the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(in millions of USD)	2024 (preliminary)	2023 (actual)	2024 (preliminary)	2023 (actual)
Total Revenue	$351.2	$334.1	$1,346.8	$1,282.7
Effect of deconsolidated and transferred operations	-	-	(0.1)	(12.4)
Effects of foreign currency rate fluctuations	16.1	-	86.9	-
Revenue on a Constant Currency Basis	$367.3	$334.1	$1,433.5	$1,270.3
The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods presented:

	Three Months Ended December 31,
(in millions of USD)	2024 (Low) (preliminary)	2024 (High) (preliminary)	2023 (actual)
Net Income (Loss)	$(107.2)	$(101.2)	$(95.3)
Interest income	(6.0)	(6.0)	(0.7)
Interest expense	—	—	—
Income tax expense (benefit)	8.2	4.2	(7.5)
Depreciation and amortization	12.1	12.1	10.4
EBITDA(6)	(92.9)	(90.9)	(93.1)
Loss on equity method investments, net(1)	0.1	0.1	14.9
Loss on fair value instruments, net(2)	2.9	2.9	23.6
Impairment losses on goodwill(3)	70.1	69.1	63.4
Stock-based compensation expense(4)	14.0	14.0	(1.1)
Restructuring and IPO-related costs(5)	1.4	1.4	2.7
Adjusted EBITDA(6)	$(4.5)	$(3.5)	$10.4
(1)Represents our proportionate share of recognized losses associated with our investments accounted for using the equity method.
(2)Represents unrealized net loss of financial assets measured at FVPL, which include the Company's equity investments in entities including NAVER Z Co., Ltd., Contents First Inc. and Clova Games Inc.
(3)Represents impairment losses on goodwill for Wattpad Corp., Wattpad WEBTOON Studios Corp, Munpia Inc. and Jakga Company Inc.
(4)Represents non-cash stock-based compensation expense related to WEBTOON’s equity incentive plan and stock-based compensation plans of NAVER Corp., Munpia Inc. and LOCUS Inc.
(5)Represents non-recurring expenses that we do not consider representative of the operating performance of the business. Other costs are comprised of the following expenses associated with (i) financial advisory fee (ii) consulting fee and (iii) severance fees and (iv) office relocation fee.
(6)Totals may not foot due to rounding.

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The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods presented:

	Year Ended December 31,
(in millions of USD)	2024 (Low) (preliminary)	2024 (High) (preliminary)	2023 (actual)
Net Income (Loss)	$(157.5)	$(151.5)	$(144.8)
Interest income	(15.8)	(15.8)	(3.0)
Interest expense	—	—	0.1
Income tax expense (benefit)	6.8	2.8	12.0
Depreciation and amortization	40.1	40.1	38.4
EBITDA(6)	(126.4)	(124.4)	(97.3)
Loss on equity method investments, net(1)	1.1	1.1	12.3
Loss on fair value instruments, net(2)	(2.3)	(2.3)	22.7
Impairment losses on goodwill(3)	70.1	69.1	63.4
Stock-based compensation expense(4)	82.3	82.3	3.2
Restructuring and IPO-related costs(5)	42.1	42.1	4.3
Adjusted EBITDA(6)	$67.0	$68.0	$8.7

(1)Represents our proportionate share of recognized losses associated with our investments accounted for using the equity method.
(2)Represents unrealized net loss of financial assets measured at FVPL, which include the Company's equity investments in entities including NAVER Z Co., Ltd., Contents First Inc. and Clova Games Inc.
(3)Represents impairment losses on goodwill for Wattpad Corp., Wattpad WEBTOON Studios Corp, Munpia Inc. and Jakga Company Inc.
(4)Represents non-cash stock-based compensation expense related to WEBTOON’s equity incentive plan and stock-based compensation plans of NAVER Corp., Munpia Inc. and LOCUS Inc.
(5)Represents non-recurring expenses that we do not consider representative of the operating performance of the business. Other costs are comprised of the following expenses associated with (i) financial advisory fee (ii) consulting fee and (iii) severance fees and (iv) office relocation fee.
(6)Totals may not foot due to rounding.

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Contact Information
Investor Relations
Soohwan Kim, CFA
investor@webtoon.com

Corporate Communications
Kiel Hume & Lauren Hopkinson
webtoonpress@webtoon.com